Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Pennsylvania Investment Quality Municipal Fund
811-6265

The annual meeting of shareholders was held in the offices of Nuveen Investments on November 15, 2011; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to December 16, 2011.

Voting results are as follows:

 <c>Common and Preferred Shares voting
together as a class
<c>  Preferred Shares
To approve the elimination of the
fundamental policies relating to the Funds ability to make loans.


   For
             7,007,035
                       875
   Against
                372,247
                          -
   Abstain
                246,790
                          -
   Broker Non-Votes
             1,794,918
                          -
      Total
             9,420,990
                       875



To approve the new fundamental policy
relating to the Funds ability to make
loans.


   For
             6,947,980
                       875
   Against
                427,102
                          -
   Abstain
                250,989
                          -
   Broker Non-Votes
             1,794,919
                          -
      Total
             9,420,990
                       875

Proxy materials are herein incorporated by reference to the SEC filing on October 14, 2011, under Conformed Submission Type DEF 14A, accession number 0000950123-11-090064.